SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-A

                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934

                      CIRCUIT CITY CREDIT CARD MASTER TRUST
                     (Issuer with respect to the securities)

                       FIRST NORTH AMERICAN NATIONAL BANK
            (Originator of the Circuit City Credit Card Master Trust)
             (Exact name of registrant as specified in its charter)


 United States                                      58-1897792
----------------                                  ---------------
(State or other                                   (IRS Employer
jurisdiction of                                   Identification incorporation)
No.)

225 Chastain Meadows Court, Kennesaw, Georgia         30144
-----------------------------------------------------------------
(Address of principal executive offices)           (Zip Code)


                     Securities to be Registered Pursuant to
                            Section 12(b) of the Act:

                                            Name of each exchange
Title of each class                          on which each class
to be so registered                          is to be registered
-------------------                       -------------------------
      None                                          None


                           Securities to be Registered
                      Pursuant to Section 12(g) of the Act:

         Class A Floating Rate Asset Backed Certificates, Series 2000-2
                                     and the
         Class B Floating Rate Asset Backed Certificates, Series 2000-2
                (collectively, the "Series 2000-2 Certificates")
        -----------------------------------------------------------------
                                (Title of Class)


Item 1.  Description of Registrant's Securities to be Registered.

The description of the Series 2000-2 Certificates appearing under the captions entitled: "Overview of Series 2000-2"; "Principal Terms of the Offered Certificates"; "Series 2000-2 Summary"; "Risk Factors"; "Characteristics of the Trust Receivables"; "Maturity Considerations"; "Receivable Yield Considerations"; "Description of the Offered Certificates"; "Material Federal Income Tax Consequences" and "ERISA Considerations" in the Prospectus Supplement dated November 17, 2000 and "Maturity Considerations"; "Description of the Securities"; "Material Legal Aspects of the Receivables"; "Material Federal Income Tax Consequences" and "ERISA Considerations" in the Prospectus dated November 6, 2000 is incorporated herein by reference (the Prospectus and Prospectus Supplement are incorporated herein by reference as Exhibit 3)

Item 2.  Exhibits.

   Exhibit 1 Master Pooling and Servicing Agreement dated as of October 4, 1994 between First North American National Bank, as
                     Transferor and Servicer, and Bankers Trust Company, as Trustee.(1)

   Exhibit 2 Series 2000-2 Supplement dated as of November 29, 2000 to the Master Pooling and Servicing Agreement dated as of October 4, 1994 between First North American National Bank, as Transferor and Servicer, and Bankers Trust Company, as Trustee.(2)

   Exhibit 3 Prospectus Supplement dated November 17, 2000(3) together with the Prospectus dated November 6, 2000.(4)


--------

1 Incorporated by reference to Amendment No. 2 to the Registrant's Registration Statement on Form S-3 (Registration No. 33-82882) filed with the Securities and Exchange Commission on October 28, 1994.

2 Incorporated by reference to the Registrant's Form 8-K filed with the Securities and Exchange Commission on December 15, 2000.

3 Incorporated by reference to the Registrant's Prospectus Supplement filed with the Securities and Exchange Commission pursuant to Rule 424(b)(2) on November 21, 2000.

4 Incorporated by reference to the Registrant's Prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b)(5) on November 9, 2000.


                                    Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                            CIRCUIT CITY CREDIT CARD MASTER TRUST

                            By:      FIRST NORTH AMERICAN NATIONAL BANK,
                                     as Transferor and Servicer

                            By:      /S/Michael T. Chalifoux
                                     --------------------------
                                     Michael T. Chalifoux
                                     Chairman of the Board and President



Date:    May 16, 2001


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    EXHIBITS
                                       TO
                                    Form 8-A

                      CIRCUIT CITY CREDIT CARD MASTER TRUST

                                INDEX TO EXHIBITS

Exhibit
Number          Exhibit
--------        -------

   1 Master Pooling and Servicing Agreement dated as of October 4, 1994 between First North American National Bank, as Transferor and Servicer, and Bankers Trust Company, as Trustee.(5)

   2 Series 2000-2 Supplement dated as of November 29, 2000 to the Master Pooling and Servicing Agreement dated as of October 4, 1994 between First North American National Bank, as Transferor and Servicer, and Bankers Trust Company, as Trustee.(6)

   3 Prospectus Supplement dated November 17, 2000(7) together with the Prospectus dated November 6, 2000.(8)


--------

5 Incorporated by reference to Amendment No. 2 to the Registrant's Registration Statement on Form S-3 (Registration No. 33-82882) filed with the Securities and Exchange Commission on October 28, 1994.

6 Incorporated by reference to the Registrant's Form 8-K filed with the Securities and Exchange Commission on December 15, 2000.

7 Incorporated by reference to the Registrant's Prospectus Supplement filed with the Securities and Exchange Commission pursuant to Rule 424(b)(2) on November 21, 2000.

8 Incorporated by reference to the Registrant's Prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b)(5) on November 9, 2000.